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                                                                    EXHIBIT 10.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                                                            WARRANT TO PURCHASE
                                                            Up to 300,000 SHARES

                          INTELECT COMMUNICATIONS, INC.
                            (a Delaware corporation)

                           WARRANT FOR THE PURCHASE OF
                     Common Stock, $.01 Par Value per Share

                            THIS WARRANT WILL BE VOID
           AFTER 6:00 P.M. CENTRAL STANDARD TIME ON DECEMBER 31, 2002

         This amended and restated warrant (the "Warrant") certifies that, for value received, AJC, Inc., (hereafter "AJC" or the "Holder") is entitled, at any time and from time to time on or after September 1, 1998 (the "Beginning Date"), and at any time prior to 6:00 p.m. Central Standard Time on December 31, 2002 (the "Expiration Time"), to purchase from Intelect Communications, Inc., a Delaware corporation (the "Company"), up to the number of shares shown above (the "Warrant Shares") of common stock, par value $.01, of the Company (the "Common Stock") by surrendering this Warrant with the purchase form attached hereto, duly executed, at the principal office of the Company at 1100 Executive Drive, Richardson, Texas 75081, and by paying in full and in lawful money of the United States of America, by cash or cashiers' check, the purchase price of the Warrant Shares as to which this Warrant is exercised, on all the terms and conditions hereinafter set forth. This Warrant is issued in connection with that certain Advisory Services Agreement dated effective September 1, 1998 (the "Agreement"), by and between the Company and AJC and replaces and supersedes the warrant originally issued to AJC and dated May 1, 1997.

         1. The purchase price at which the Warrant Shares are purchasable (the "Warrant Price") shall be as follows:

                 a.  100,000 shares at an exercise price of $3.00 per share; and

                 b.  200,000 shares at an exercise price of $2.00 per share.




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         2.      On the exercise of all or any portion of this Warrant in the manner provided above, the person exercising the same shall be deemed to have become a holder of record of Common Stock (or of the other securities or properties to which he or it is entitled on such exercise) for all purposes, and certificates for the securities so purchased shall be delivered to the purchaser within a reasonable time after the Warrant shall have been exercised as set forth above. If this Warrant shall be exercised with respect to only a portion of the Warrant Shares covered hereby, the holder shall be entitled to receive a similar warrant of like tenor and date covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised.

         3. The Company covenants and agrees that the Warrant Shares which may be issued on the exercise of the rights represented by this Warrant will, upon receipt of the Warrant Price, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. The Warrant Price and number of Warrant Shares purchasable pursuant to this Warrant may be subject to adjustment from time to time as follows:

                 (a) If the Company issues any stock dividends, the Warrant Price in effect immediately prior to the record date for such stock dividend shall be proportionately decreased or, at the holder's option, the number of Warrant Shares exercisable hereunder shall be proportionately increased, such adjustment to become effective immediately after the opening of business on the day following such record date.

                 (b) If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares, combine the outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification any of its shares, the Warrant Price and the number of Warrant Shares in effect immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive, after the occurrence of any of the events described, the number of Warrant Shares to which the holder would have been entitled had this Warrant been exercised immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such subdivision, combination, or reclassification, as the case may be, becomes effective.

                  (c) If any capital reorganization or reclassification of Common Stock, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to acquire and receive on exercise hereof such shares of stock, securities, or assets as would have been issuable



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         or payable (as part of such reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received on exercise of this Warrant immediately before such reorganization, reclassification, consolidation, merger or sale. In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of this Warrant. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of its assets as a result of which a number of shares of common stock of the surviving or purchasing corporation greater or less than the number of shares of Common Stock outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of Common Stock, then the Warrant Price in effect immediately prior to such merger, consolidation, or purchase shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company will not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument mailed or delivered to the holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire on exercise of this Warrant.

                 (d) No fraction of a share shall be issued on exercise hereof, but, in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of any such fractional share at the time of exercise.

                 (e) Neither the purchase or other acquisition by the Company of any shares of Common Stock nor the sale or other disposition by the Company of any shares of Common Stock shall affect any adjustment of the Warrant Price or be taken into account in computing any subsequent adjustment of the Warrant Price.

         5.      This Warrant shall not be transferable or assignable.

         6. Notwithstanding any other provisions contained in this Warrant, the Holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act, and that as a condition to the exercise of such warrant that the following are and will be true and correct:

                 (A) The Holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

                 (B) A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:


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                        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                 BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS
                 CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

                 (C) Stop transfer instructions will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 6.

                 (D) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D as promulgated under the Securities Act of 1933, and will be so as a condition of purchasing any of the Warrant Shares. The Holder will acquire the Warrant Shares for its own account for investment purposes and not with a view towards distribution. The Holder must bear the economic risk of the investment for an indefinite period of time because the Warrant Shares have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder has received and carefully reviewed copies of all documents filed by the Company as of the time of each exercise with the Securities and Exchange Commission. No representations or warranties have been made to the Holder by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them. The Holder is aware that the purchase of the Warrant Shares involves a high degree of risk and that it may sustain, and has the financial ability to sustain, the loss of its entire investment. The Holder has had the opportunity to ask questions of, and receive answers, satisfactory to it from the Company's management regarding the Company. The Holder understands that no Federal or State governmental authority has made any finding or determination relating to the fairness of an investment in the Warrant Shares and that no Federal or State governmental authority has recommended or endorsed, or will recommend or endorse, the investment herein. The Holder, in making the decision to purchase the Warrant Shares subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties. The Holder has significant assets, and upon consummation of the purchase of the Warrant Shares, will continue to have significant assets exclusive of the Warrant Shares. The Holder understands that the Warrant Shares are being offered and sold to it in reliance on specific provisions of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such provisions. The Holder, in making the decision to purchase the Warrant Shares subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties.





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         7.      The Company agrees to register or qualify the Warrant Shares
(but not this Warrant) for sale as follows:

                 (a) If, at any time after the date hereof and during the period in which the rights represented by this Warrant are exercisable or the holder hereof owns the Warrant Shares, the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of any debt or equity security, it will give written notice at least 30 days prior to the filing of such registration statement or notification to the holders of this Warrant and the Warrant Shares of its intention to do so. The Company agrees that, after receiving written notice from the warrant holder of his desire to include his Warrant Shares in such proposed registration statement or notification, the Company shall afford the holders of this Warrant and the Warrant Shares the opportunity to have their Warrant Shares included therein. Notwithstanding the provisions of this paragraph 7(a), the Company shall have the right, at any time after it shall have given written notice pursuant to this paragraph (whether or not a written request for inclusion of the Warrant Shares shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof. In no event shall the Company be obligated to include the Warrant Shares in any registration statement or notification under this paragraph 7(a) if: (i) in the written opinion of the underwriter, the inclusion of the Warrant Shares in such registration statement or notification would be materially detrimental to the proposed offering of debt or equity securities pursuant to which the Company gave notice to the holders under this paragraph; (ii) in the opinion of counsel for the Company, concurred in by counsel for the holder hereof, that the Warrant Shares are not considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that registration under the Securities Act is therefore not required, or (iii) such Warrant Shares are subject to a previously filed registration statement.

                 (b) In connection with the filing of a registration statement, notification, or post-effective amendment under this section, the Company covenants and agrees:

                        (i) to pay all expenses of such registration statement, notification, or post-effective amendment, including, without limitation, printing charges, legal fees and disbursements of counsel for the Company, blue sky expenses, accounting fees and filing fees, but not including legal fees and disbursements of counsel to the holders and any sales commissions on Warrant Shares offered and sold;

                        (ii) to take all necessary action which may reasonably be required in qualifying or registering the Warrant Shares included in a registration statement, notification or post-effective amendment for the offer and sale under the securities or blue sky laws of such states as requested by the holders; provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction; and




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                        (iii)  to utilize its best efforts to keep the same
                 effective for a period of not less than 90 nor more than 120 days.

                  (c)      Indemnification; Contribution.

                           (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless the holders from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the holders or on the holders' behalf expressly for use therein.

                           (ii) Indemnification by Holders. Each holder agrees to indemnify and hold harmless, severally and not jointly, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the holders, but only with respect to information furnished in writing by a holder or on a holder's behalf expressly for use in any such registration statement or prospectus relating to the Warrant Shares, any amendment or supplement thereto or any preliminary prospectus, and only in an amount not to exceed the proceeds of any Warrant Shares sold by any such holder thereunder. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against the holders, the holders shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to the holders, by the preceding subsection hereof.

                           (iii) Conduct of Indemnification Proceedings. If any
                  action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (i) or (ii) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the




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                 fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party has agreed to pay such fees and expenses or (B) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                           (iv) Contribution. If the indemnification provided for in this Section 7(c) is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner as between the Company on the one hand and each holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (v) Survival. The indemnity and contribution agreements contained in this 7(c) shall remain operative and in full force and effect regardless of (A) any



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                 termination of this Agreement, (B) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (C) the consummation of the sale or successive resale of the Warrant Shares.

         8. As used herein, the term "Common Stock" shall mean and include the Common Stock authorized on the date of the original issue of this Warrant, and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets on the voluntary or involuntary liquidation, dissolution, or winding up of the Company; provided that the Warrant Shares purchasable pursuant to this Warrant shall include only shares of the class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation, merger, or sale of assets of the character referred to in paragraph 4(c) hereof, the stocks, securities, or assets provided for in such paragraph.

         9. This agreement shall be construed under and be governed by the laws of the State of Texas.

         10. Any notices required or permitted hereunder shall be sufficiently given if delivered by hand or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to AJC, Inc., to:

                  12 Pondview Court
                  Jericho, New York 11753

         If to the Company, to:

                  Intelect Communications, Inc.
                  1100 Executive Drive, Richardson, Texas 75081
                  Attention: Herman M. Frietsch, Chairman and Chief Executive
                             Officer

                  With copy to:
                  Philip P. Sudan, Jr.
                  Ryan & Sudan, LLP
                  909 Fannin, Suite 3900
                  Houston, Texas 77010-1010

or such other address as shall be furnished in writing by any party to the other, and any such notice or communication shall be deemed to have been given as of the date delivered by hand or three days after being so deposited in the mails.




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         Executed effective as of September 1, 1998.



                                  INTELECT COMMUNICATIONS, INC.


                                  By: /s/ HERMAN M. FRIETSCH
                                     -------------------------------------------
                                  Herman M. Frietsch,
                                  Chairman of the Board, Chief Executive Officer







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                                Form of Purchase

                  (to be signed only upon exercise of warrant)

TO:      INTELECT COMMUNICATIONS, INC.

         The undersigned, the owner of the attached warrant, hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase thereunder, _____ shares of common stock of Intelect Communications Systems Limited, and herewith makes payment of $______ therefor, and requests that the certificate(s) for such shares be delivered to _____ _________, at ____________________________________________, and if such shall not be all of the shares purchasable hereunder, that a new warrant of like tenor for the balance of the shares purchasable under the attached warrant be delivered to the undersigned.



         Dated this _____ day of _____________, 199__.



                                          -------------------------------------
                                          Signature



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